Exhibit 99.1
For Immediate Release

CONTACT:	Tony Rossi Financial Profiles 310-478-2700 x13 trossi@finprofiles.com
IGO REPORTS FIRST QUARTER 2011 FINANCIAL RESULTS
SCOTTSDALE, Ariz., May 5, 2011 — iGo, Inc. (Nasdaq: IGOI), a leading provider of eco-friendly power management solutions and accessories for mobile electronic devices, today reported financial results for the first quarter ending March 31, 2011.
Revenue was $9.2 million for the first quarter of 2011, an increase of 13% over revenue of $8.2 million in the same period of the prior year.
Net loss was $1.6 million, or ($0.05) per share, in the first quarter of 2011, compared with net income of $769,000, or $0.02 per share, in the same quarter of the prior year. Financial results for the first quarter of 2010 were positively impacted by the recognition of a $1.7 million gain related to the reversal of a valuation allowance on a note receivable that was subsequently paid in full.
The Company’s financial position remained strong with $23.3 million in cash, cash equivalents, and short-term investments, $11.0 million in working capital (excluding cash, cash equivalents and short-term investments), and no debt as of March 31, 2011.
Michael D. Heil, President and Chief Executive Officer of iGo, commented, “Our first quarter financial results were in-line with our expectations and reflect our seasonally weakest quarter of the year. We are pleased that we were able to generate strong year-over-year revenue growth despite a significant decline in sales to RadioShack. We were able to more than offset this decline through growth in our other retail accounts and sales of our new audio products and mobile electronic device accessories. We believe several positive trends will enable us to generate strong year-over revenue growth in 2011, while improving our level of profitability, particularly in the seasonally stronger third and fourth quarters of the year.”
About iGo, Inc.
iGo, Inc. offers a full line of innovative accessories for almost every mobile electronic device on the market. Whether a consumer wants to power, protect, listen to, share, cool, hold or connect to their device, iGo has the accessories they need. iGo is also a leader in developing eco-friendly power solutions based on its patented iGo Green® technology, which automatically reduces the
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iGO, Inc.

wasteful and expensive standby, or “vampire,” power consumed by electronic devices.
iGo’s products are available at www.iGo.com as well as through leading resellers and retailers. For additional information call 480-596-0061, or visit www.igo.com.
iGo is a registered trademark of iGo, Inc. All other trademarks or registered trademarks are the property of their respective owners.
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. The words “believe,” “expect,” “anticipate,” “should,” and other similar statements of our expectation identify forward-looking statements. Forward-looking statements in this press release include the expectation that the company will generate strong year-over-year revenue growth in 2011 and the belief that its level of profitability will improve in the third and fourth quarters of the year. These forward-looking statements are based largely on management’s expectations and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Risks that could cause results to differ materially from those expressed in these forward-looking statements include, among others, our dependence on large purchases from significant customers; our ability to expand and diversify our customer base; our reliance upon Walmart and RadioShack, as well as other distributors and resellers; our ability to expand our revenue base and develop new products and product enhancements; the sufficiency of our revenue to absorb expenses; fluctuations in our operating results because of: increases in product costs from our supplies, our suppliers ability to perform, the timing of new product and technology introductions and product enhancements relative to our competitors, market acceptance of our products, the size and timing of customer orders, our ability to effectively manage inventory levels, delay or failure to fulfill orders for our products on a timely basis, distribution of or changes in our revenue among distribution partners and retailers, our inability to accurately forecast our contract manufacturing needs, difficulties with new product production implementation or supply chain, product defects and other product quality problems, the degree and rate of growth in our markets and the accompanying demand for our products, our ability to expand our internal and external sales forces and build the required infrastructure to meet anticipated growth, and seasonality of sales; increased focus on consumer electronics retailers on their own private label brands; decreasing sales prices on our products over their sales cycles; our failure to integrate acquired businesses, products and technologies; our reliance on and the risk relating to outsourced manufacturing fulfillment of our products, including potential increases in manufacturing costs; our ability to manage our anticipated growth; our ability to manage our inventory levels; the negative impacts of product returns; design and performance issues with our products; liability claims; our failure to expand or protect our proprietary rights and intellectual property; intellectual property infringement claims against us; our ability to hire and retain qualified personnel; our ability to secure additional financing to meet our future capital needs; increased competition and/or reduced demand in our industry; our failure to comply with domestic and international laws and regulations; economic conditions, political events, war, terrorism, public health issues, natural disasters and similar circumstances; volatility in our stock price; concentration of stock ownership among our executive officers and principal stockholders; provisions in our certificate of incorporation, bylaws and Delaware law, as well as our stockholder rights plan, that could make a proposed acquisition of the Company more difficult; and dilution resulting from potential future stock issuances.

iGO, Inc.

Additionally, other factors that could cause actual results to differ materially from those set forth in, contemplated by, or underlying these forward-looking statements are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 under the heading “Risk Factors.” In light of these risks and uncertainties, the forward-looking statements contained in this press release may not prove to be accurate. The Company undertakes no obligation to publicly update or revise any forward-looking statements, or any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Additionally, the Company does not undertake any responsibility to update you on the occurrence of unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.

iGO, Inc.

iGo, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(000’s except per share data)
(unaudited)

	Three months ended
	March 31,
	2011	2010

Net revenue	$9,228	$8,168

Gross profit	2,859	2,651

Selling, engineering and administrative expenses	4,549	3,726

Loss from operations	(1,690)	(1,075)
Interest income (expense), net	21	56
Other income (expense), net	30	1,788

Net income (loss)	$(1,639)	$769

Net income (loss) per share:
Basic	$(0.05)	$0.02
Diluted	$(0.05)	$0.02

Weighted avg common shares outstanding:
Basic	33,026	32,558
Diluted	33,026	33,634

iGO, Inc.

iGo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(000’s)
(unaudited)

	March 31,	December 31,
	2011	2010

ASSETS

Cash and cash equivalents	$16,399	$9,942
Short-term investments	6,923	14,532
Accounts receivable, net	4,350	8,620
Inventories	12,169	10,307
Prepaid expenses and other current assets	787	460

Total current assets	40,628	43,861
Other assets, net	6,689	6,312

Total assets	$47,317	$50,173

LIABILITIES AND EQUITY

Liabilities, excluding deferred revenue	$5,933	$6,037
Deferred revenue	568	1,838

Total liabilities	6,501	7,875

Total stockholders’ equity	40,816	42,298

Total liabilities and equity	$47,317	$50,173

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